5



10(m) Lease Agreement, dated November 1999, between the Company and Ann Paftinos and Van Paftinos.

                                 BUSINESS LEASE

         The Landlord and the Tenant agree to lease the Rental Space for the Term and at the Rent stated, as follows: (The words Landlord and Tenant include all landlords and all tenants under this Lease.)

Landlord Ann Paftinos and Van Paftinos          Tenant Skylands Community Bank

         217 Main Street                            24-26 Crossroads Center,
                                                    PO Box 507
         Hackettstown, NJ  07840
                                                    Hackettstown, NJ07840

Rental Space 10,000 (ten thousand) square feet (including first and second floor) as shown on Schedule"A" attached) together with the basement space as set forth in Paragraph 4 of the Addendum.
in the Building at Skylands Plaza, Mountain Avenue, Block 127, Lots 9, 10, 11
12.
                         Warren County, Hackettstown, New Jersey
  ............................................................................


                                                 Rent for the Term is $ 750,000
   Date of Lease  November 1999
   Term Five years (5 years)                    The Rent is payable in advance
                                                the first day of each month,

                                                as follows:
                                                $12,500 (twelve thousand five
                                                hundred dollars per month)
   Beginning March 1, 2000
   Ending        November 30, 2004
   Security  N/A

   Broker. N/A
    as the Broker who brought about this Lease. The shall pay the Broker's commission.

   LIABILITY INSURANCE. Minimum amounts: for each person
   injured $1,000,000.00, for any one accident
   $3,000,000, for property damage  $50,000
                                                                    .
   Municipal Real Estate Taxes $ *
  *See paragraph 5 of Addendum
   Base Year 19 .......Percent of Increase. 28%


   Use of Rental Space: Bank and bank offices, similar uses and uses permitted by law.

Additional agreements: See Addendum attached hereto
1. POSSESSION AND USE
     The Landlord shall give possession of the Rental Space to the Tenant for the Term. The Tenant shall take possession of and use the Rental Space for the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.
     The Tenant shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Tenant is satisfied that the Rental Space is zoned for the Use stated. The Tenant shall obtain any necessary certificate of occupancy or other certificate permitting the Tenant to use the Rental Space for that Use.

     The Tenant shall not use the Rental Space in any manner that results in (1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. The Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. The Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant for extended periods.

2. DELAY IN GIVING OF POSSESSION

     This paragraph applies if (a) the Landlord cannot give pay possession of the Rental Space to the Tenant on the beginning date and (b) the reason for the delay is not the Landlord's fault. The Landlord shall not be held liable for the delay. The Landlord shall then have 30 days in which to give possession. If possession is given within that time, the Tenant shall accept possession and pay the Rent from that date. The ending date of the Term shall not change. If possession is not given within that time this Lease may be cancelled by either party on notice to the other.

3. NO ASSIGNMENT OR SUBLETTING

     This clause void.


4. RENT AND ADDITIONAL RENT
Tenant shall pay the Rent to the Landlord at the Landlord's address.


 . If the Tenant fails to comply with any agreement in this Lease, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney's fees, to the Tenant as "additional rent" ' The additional rent shall be due and payable as Rent with the next monthly Rent payment. Non-payment of additional rent shall give the Landlord the same rights against the one Tenant as if the Tenant failed to pay the Rent.

5. SECURITY

This clause void


6. LIABILITY INSURANCE
     The Tenant shall obtain, pay for, and keep in effect for the benefit of the Landlord and the Tenant public liability insurance on the Rental Space. The insurance company and the broker must be acceptable to the Landlord. This coverage must be in at least the minimum amounts stated above.
     All policies shall state that the insurance company can not cancel or refuse to renew without at least 10 days written notice to the Landlord.

     The Tenant shall deliver the original policy to the Land lord with proof of payment of the first year's premiums. This shall be done not less than 15 days before the Beginning of the Term. The Tenant shall deliver a renewal policy to the Land lord with proof of payment not less than 15 days before the expiration date of each policy.

7. UNAVAILABILITY IF FIRE INSURANCE, RATE INCREASES

     If due to the Tenant's use of the Rental Space the Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to the Landlord, the Landlord may cancel this Lease on 30 days notice to the Tenant. If due to the Tenant's use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.

8. WATER DAMAGE

     The Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building.

9. LIABILITY OF  LANDLORD AND TENANT
    The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord's act or neglect. The Tenant is liable for any loss, injury or damage to any person or property caused by the act or neglect of the and costs resulting from any injury or damage due to the act Tenant or the Tenant's employees. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability or neglect of the Tenant or the Tenant's employees.

10. REAL ESTATE TAXES
 The Landlord shall pay the yearly Municipal Real Estate Taxes on the Building in the amount stated above. This is the tax assessed for the Base Year stated above. The Tenant shall pay the Percent of Increase stated above of each yearly increase in the Municipal Real Estate Taxes over the tax for the Base Year. The Tenant shall pay this amount yearly in sum within 30 days of the Landlord's written request accom- panied by a copy of the current year's tax bill. The Tenant's liability for this payment shall be pro-rated for any part of theyear the Tenant does not occupy the Rental Space under this Lease.

 11. ACCEPTANCE OF RENTAL SPACE
 This clause void.

 12. QUIET ENJOYMENT
     The Landlord has the right to enter into this Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space.

 13. UTILITIES AND SERVICES
     The tenant shall arrange and pay for all utilities and
     services required for the rental space, including the
     following:
     (a) Heat               (c) Electric
     (b)Hot and cold water  (d)Gas

     The Landlord shall pay for the following utilities and services: snow removal; Maintenance of all common areas, walks and parking lot. The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services beyond the control of the Landlord. This does not excuse the tenant from paying rent.

14. TENANT'S REPAIRS, MAINTENANCE, AND COMPLIANCE
     The Tenant shall:
          (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups.

          (b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.
          (c) Make all necessary repairs to the Rental Space and all equipment and fixtures in it, except structural repairs.
          (d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.
          (e) Void



          (f) Use all electric, plumbing and other facilities in the Rental Space safely.
          (g) Use no more electricity than the wiring or feed-ers to the Rental Space can safely carry.
          (h) Promptly replace all broken glass in the Rental installed Space.
          (i) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.
          (j)Keep nothing in the Rental Space, which is inflammable, dangerous or explosive or which might increase the danger of fire or other casualty.
          (k) Promptly notify the Landlord when there are conditions which need repair.
          (1) Do nothing to destroy the peace and quiet of the Landlord, other tenants, or persons in the neighborhood.
          (m) Avoid littering in the building or on its grounds.
The Tenant shall pay any expenses involved in comply-ing with the above.

15. LANDLORD'S REPAIRS AND MAINTENANCE
     The Landlord shall:
          (a) Maintain the public areas, roof and exterior walls in good condition.
          (b) Make all structural repairs unless these repairs are made necessary by the act or neglect of the Tenant or the Tenant's employees.
          (c) Make necessary replacements of the plumbing, cooling, heating and electrical systems, except when made necessary by the act or neglect of the Tenant or the Tenant's employees.
          (d) Maintain the elevators in the Building, if any.


16. NO ALTERATIONS
     The Tenant may not make any changes or additions to the Rental Space without the Landlord's written consent.
Any changes or additions made without the Landlord's written consent shall be removed by the Tenant on demand.


     All changes or additions made with the Landlord's written consent shall become the property of the Landlord when completed and paid for by the Tenant. They shall Remain as part of the rental space at the end of the Term. The Landlord may demand that the Tenant remove any changes Or additions at the end of the term. The Tenant shall promptly Pay for all costs of any permitted changes or additions. The Tenant shall not allow any mechanic's lien or other claim to be the To be filed against the building. If any lien or claim is filed Against the Building, the Tenant shall have it promptly removed.


17. SIGNS

The Tenant shall obtain the Landlord's written consent before Placing any sign on or about the Rental Space. Signs must Conform with all applicable municipal ordinances and Regulations.




18. ACCESS TO RENTAL SPACE
     The Landlord shall have access to the Rental Space on reasonable notice to the Tenant to (a) inspect the Rental Space (b) make necessary repairs, alterations, or improvements, (c) supply services, and (d) show it to prospective buyers, mortgage lenders, contractors or insurers.
     The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within 6 months before the end of the Term.
     The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

19. FIRE AND OTHER CASUALTY
     The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant is not required to pay Rent when the Rental Space is unusable. If the Tenant uses part of the Rental Space, the Tenant must pay Rent pro-rata for the usable part.
     If the Rental Space is partially damaged by fire or other casualty, the Landlord shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Landlord. The Landlord need not repair or replace anything installed by the Tenant. Either party may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 18 days. If the parties cannot agree, the opinion of a contractor chosen by the Landlord and the Tenant will be binding on both parties. This Lease shall end if the Rental Space is totally destroyed. The Tenant shall pay Rent to the date of Destruction.


20. EMINENT DOMAIN
Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the Rental Space is taken by eminent domain, either party may cancel this lease on 30 days notice to the other. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of this Lease for the remaining part of the Term.
21. SUBORDINATION TO MORTGAGE
     In a foreclosure sale all mortgages which now or in the future affect the Building have priority over this Lease. This means that the holder of a mortgage may end. this Lease on a foreclosure sale. The Tenant shall sign all papers needed to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant.

22. Tenant's Certificate
     At the request of the Landlord, the Tenant shall sign a certificate stating that (a) this Lease has not been amended and is in effect, (b) the Landlord has fully performed all

Landlord's agreements in this Lease, (c) the Tenant has no rights to the Rental Space except as stated in this Lease,

the Tenant has paid all Rent to date, and (e) the Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.


23. Violation, Eviction, Re-entry and Damages
    The Landlord reserve a right of re-entry which allows the Landlord to end this lease and re-enter the Rental Space if the Tenant violates any agreement in this Lease. This is done by Eviction. Eviction is a court procedure to remove a tenant. Eviction is started by the filing of a complaint in court and the service of the summons on a tenant to appear in court. The Landlord may also evict the Tenant for any one of the other grounds of good cause provided by law. After a court order of eviction compliance with the order of removal, the Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Tenant before the Landlord files a complaint. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint for eviction.
     The Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease. This includes reasonable attorney's fees and costs.
     After eviction the Tenant shall pay the Rent for the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in preparing the Rental Space for re-renting and (b) commissions paid to a the broker for finding a new tenant.

24. NOTICES
     All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by
(a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.

25. NO WAIVER
     The Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.

26. Survival
     If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.


27. End of Term
     At the end of the Term the Tenant shall (a) leave the Rental Space clean,
(b) remove all of the Tenant's property, (c) remove all signs and restore that portion of the Rental Space on which they were placed, (d) repair all damage caused by moving, and (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear and tear.
     If the Tenant leaves any property in the Rental Space, the Landlord may (a) dispose of it and charge the Tenant for the cost of disposal, or (b) keep it as abandoned property.


28. Binding
     This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights or take their places.


29. Full Agreement
     The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by the Landlord and the Tenant.




                     SEE ADDENDUM ATTACHED HERETO AND EXHIBITS ATTACHED THERETO. Schedule B
                                 MOUNTAIN AVENUE
                             LEASEHOLD IMPROVEMENTS
                                       BY
                             SKYLANDS COMMUNITY BANK

                         DESCRIPTION                                                                      VALUE
                         --------------------------------------------------------------------------------------
                         Interior Fit Ups                                                 $194,488
                         Alarm System with Video Surveillance                               23,110
                         Telephone and Computer Cabling   12,455
                         Millwork with Undercounter                                         47,118
                         Interior Finishes (Flooring & Wall covering)                      120,307
                         Drive-up with Bullet Resistant Window                              13,995
                         Vault with Safe Deposit Boxes & Cash Lockers                       39,719
                         Signage                                                            21,730
                                                                                            ------
                                                          Total                           $472,922

                                Addendum to Lease
                                     Between
                         Skylands Community Bank, Tenant
                                       And
                        Ann Paftinos and Van Paftinos



  I. The rent includes real estate taxes and all CAM charges without additional cost to the Tenant except as set forth in paragraph 5 of this Addendum in respect to real estate taxes.

2.    Option to Renew:
                   a) The Tenant shall, provided it is not in default of any of the terms and condition of this Lease, have the option to renew this Lease for two (2) additional terms of Five (5) years each commencing at the expiration of each term of this Lease (the "Renewal Term"). The Renewal Term shall be governed by the provisions of this Lease, and except that the Annual Rent for the Demised Premises shall be as provided below in subparagraph b) and provided that Tenant shall give Landlord notice by certified mail, return receipt requested, of its intention to exercise each option, no later than six (6) months prior to the expiration of the each Term of this Lease.

                  b) The Annual Basic Rent during each year of each Renewal Term, if the option(s) provided in Paragraph 2(a) shall be exercised by Tenant, shall be paid in twelve (12) equal monthly installments in advance, without demand, on the first day of each and every month during the Renewal Terms hereof as follows:

         First Renewal Term                 Monthly Rent            $14,166.67.
         Second Renewal Term                Monthly Rent            $15,833.33.

3. Attached hereto as Exhibit "B" is a list of those improvement for which the Tenant will be responsible, pay for, and install and those improvements for which the Landlord will be responsible, pay for, and install.

3. In addition to the rental space set for above, there is also leased to the Tenant the entire basement area under the first floor (except that Landlord shall have the right to retain 100 square feet). There shall be no separate rent for the basement space, however, the square footage of the basement space shall be included in the percentage of the Plaza for which the Tenant shall be responsible for

5. The landlord shall pay the yearly Municipal Real Estate Taxes on the land and building. The base year shall be the first year in which the entire Plaza is fully assessed as a completed development. The Tenant shall pay the Percent of Increase (28%) of each yearly increase in the Municipal Real Estate Taxes over the tax for the Base Year. The Tenant shall pay this amount yearly in one sum within 30 days of the Landlord's written request accompanied by a copy of the current year's tax bill. The Tenant's liability for this payment shall be pro-rated for any part of the year the Tenant does not occupy the Rental Space under this Lease.

6. Assignment or Sublet: The Tenant shall be permitted to assign this Lease and/or any part of the rental space but such sublet or assignment shall not release the Tenant from liability hereunder.

7. If any circumstances in this Lease require the Landlord's consent, said consent shall not unreasonably be withheld.


Witness as to Tenant:                            Skylands Community Bank, Tenant


________________                                     /s/ Michael Halpin


Witness as to Landlord                               /s/ Ann Paftinos
                                                     ANN PAFTINOS,LANDLORD

-----------------
                                                     /s/ Van Paftinos
                                                     VAN PAFTINOS, LANDLORD